Exhibit 5.1

Borden Ladner Gervais LLP Centennial Place, East Tower 1900, 520—3rd Ave SW Calgary, AB, Canada T2P 0R3 T 403.232.9500 F 403.266.1395 blg.com

March 8, 2013

Husky Energy Inc.

707 – 8th Avenue S.W.

PO Box 6525 Station D

Calgary, Alberta

T2P 3G7

Ladies and Gentlemen:

We have acted as Canadian counsel to Husky Energy Inc., an Alberta, Canada corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company from time to time of up to 12,611,680 common shares, without par value, of the Company (the “Shares”), pursuant to the Company’s Incentive Stock Option Plan (the “Plan”).

We have made, or caused to be made, such searches and investigations, examined such documents, certificates and resolutions, considered such questions of law and have made such inquiries of officers or representatives of the Company or other persons as we have considered relevant and necessary as a basis for the opinions hereinafter set forth. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified, notarial or true copies or reproductions and the veracity of all facts contained in such documents. We do not express any opinion herein concerning any laws other than the laws of the Province of Alberta and applicable federal laws of Canada as currently in effect.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plan and applicable stock option agreements, will be validly issued as fully paid and non-assessable shares in the capital of the Company.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Yours truly,

BORDEN LADNER GERVAIS LLP

“Borden Ladner Gervais LLP”

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